UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2011
SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11680 Great Oaks Way, Suite 350, Alpharetta, Georgia	30022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 581-6843
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On March 23, 2011, the board of directors of SANUWAVE Health, Inc., (the “Company”) determined that the financial statements for the fiscal year ended December 31, 2008 should no longer be relied upon because of certain errors in such financial statements as more particularly described below.
In addition to the description contained in this report, the Company plans to include the effect of the adjustment to the 2008 financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
The Company expects all adjustments to be non-cash in nature.
The facts surrounding the foregoing determination are as follows:
(a)	In April 2008, the Company granted, as adjusted for the subsequent merger with SANUWAVE, Inc. (more particularly described in the Form 8-K filed with the Securities and Exchange Commission on September 30, 2009), 1,043,990 options to employees at an exercise price of $2.92 per share. Using the Black-Scholes option pricing model, the options granted in April 2008 had a weighted average fair value per share of $1.42, resulting in total compensation cost over the vesting period of the options of $1,481,207.

(b)	The Company determined during the audit for the year ended December 31, 2010 that the non-cash stock compensation expense was incorrectly recorded in the financial statements for the year ended December 31, 2008. The 2008 non-cash stock compensation expense had been calculated based on a four-year straight-line vesting schedule instead of taking into account that many of the stock options issued in 2008, in accordance with their terms, were 50% vested at the date of grant. As such, the non-cash stock compensation expense recorded in general and administrative expenses in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2008 was understated by $687,309.

(c)	This is a non-cash item which resulted in an understatement at December 31, 2008 of additional paid-in capital of $687,309 and an understatement of retained deficit of $687,309. There was no impact on the net cash used by operating activities of $7,009,402 as reported in the consolidated statement of cash flows for the year ended December 31, 2008.

(d)	There was no impact on the consolidated financial statements for the year ended December 31, 2009 other than to increase the beginning of the year balance of additional paid-in capital by $687,309 and the beginning of the year balance of retained deficit by $687,309.

The impact of the adjustment on the consolidated statement of operations and comprehensive loss for the year ended December 31, 2008 is as follows:

	As Originally		As
	Reported	Adjustment	Restated

Revenues	$1,045,858	$—	$1,045,858
Cost of revenues	352,723	—	352,723

Gross profit	693,135	—	693,135
Operating expenses
Research and development	3,675,631	—	3,675,631
General and administrative	7,801,416	687,309	8,488,725
Depreciation	276,724	—	276,724
Amortization	306,756	—	306,756

Total operating expenses	12,060,527	687,309	12,747,836

Operating loss	(11,367,392)	(687,309)	(12,054,701)
Total other income (expense)	(359,371)	—	(359,371)

Loss from continuing operations before income taxes	(11,726,763)	(687,309)	(12,414,072)
Income tax benefit	333,718	—	333,718

Loss from continuing operations	(11,393,045)	(687,309)	(12,080,354)
Income from discontinued operations	1,984,127	—	1,984,127

Net loss	(9,408,918)	(687,309)	(10,096,227)
Other comprehensive loss	(270,655)	—	(270,655)

Total comprehensive loss	$(9,679,573)	$(687,309)	$(10,366,882)

Earnings (loss) per share
Loss from continuing operations — basic	$(1.03)		$(1.10)

Loss from continuing operations — diluted	$(1.03)		$(1.10)

Income from discontinued operations — basic	$0.18		$0.18

Income from discontinued operations — diluted	$0.18		$0.18

Net loss — basic	$(0.85)		$(0.92)

Net loss — diluted	$(0.85)		$(0.92)

Weighted average shares outstanding — basic	11,009,657		11,009,657

Weighted average shares outstanding — diluted	11,009,657		11,009,657

The impact of the adjustment on the consolidated balance sheet at December 31, 2008 is as follows:

	As Originally		As
	Reported	Adjustment	Restated

Total assets	$6,499,017	$—	$6,499,017

Total liabilities	$9,096,858	$—	$9,096,858

Stockholders’ equity (deficit)
Preferred stock	2,833	—	2,833
Common stock	89	—	89
Additional paid-in capital	30,103,124	687,309	30,790,433
Accumulated other comprehensive loss	(196,646)	—	(196,646)
Retained deficit	(32,507,241)	(687,309)	(33,194,550)

Total stockholder’s equity (deficit)	(2,597,841)	—	(2,597,841)

Total liabilities and stockholders’ equity (deficit)	$6,499,017	$—	$6,499,017

The impact of the adjustment on the consolidated balance sheet at December 31, 2009 is as follows:

	As Originally		As
	Reported	Adjustment	Restated

Total assets	$5,867,085	$—	$5,867,085

Total liabilities	$11,751,399	$—	$11,751,399

Stockholders’ equity (deficit)
Preferred stock	—	—	—
Common stock	12,510	—	12,510
Additional paid-in capital	32,741,593	687,309	33,428,902
Accumulated other comprehensive loss	21,864	—	21,864
Retained deficit	(38,660,281)	(687,309)	(39,347,590)

Total stockholder’s equity (deficit)	(5,884,314)	—	(5,884,314)

Total liabilities and stockholders’ equity (deficit)	$5,867,085	$—	$5,867,085

The Company has determined that the above-mentioned adjustments to its 2008 financial statements resulted from a material weakness in its internal control over financial reporting, specifically related to its process and procedures related to the accounting for stock compensation expense. Management is actively engaged in developing a remediation plan to address the material weakness. Implementation of the remediation plan is in process and consists of, among other things, redesigning the procedures to enhance its identification, capture, review, approval and recording of contractual terms included in equity arrangements.
The Company’s management discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm. The Company intends to file its 2010 Annual Report on Form 10-K, which also will include the information on the effect of the adjustment to the 2008 financial statements, as soon as possible, but no later than March 31, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
By:	/s/ Christopher M. Cashman
	Name:	Christopher M. Cashman
	Title:	Chief Executive Officer and President

Dated: March 23, 2011